Exhibit 10.2
Addendum to Amended and Restated Participation Agreement
TD Bank 2005 Performance Based Restricted Share Unit Plan
       Year Two Performance Goals (January 1, 2006 — December 31, 2006)

			Illustrative Number
Performance Target:	Performance Target:		of Year Two Units
Percentage Growth in EPS	2006 EPS	Performance Factor	(1)
4.0%	$2.58	85%	85
4.4%	$2.59	88%	88
4.8%	$2.60	91%	91
5.2%	$2.61	94%	94
5.6%	$2.62	97%	97
6.0% — Performance Target	$2.63	100%	100
6.5%	$2.64	103%	103
6.9%	$2.65	106%	106
7.3%	$2.66	109%	109
7.7%	$2.67	112%	112
8.0%	$2.68	115%	115

(1) Based on an assumed Award of 300 Initial Units, which is for illustrative purposes only
Dated: January 24, 2006.

TD BANKNORTH INC.

By:

Name: William J. Ryan
Title: Chairman, President and
Chief Executive Officer

PARTICIPANT

Name: